Exhibit Index
AXP Variable Portfolio - Money Market Series, Inc.
File No. 2-72584/811-3190

(i)       Opinion and consent of counsel, dated October 27, 2000.

(m)       Plan and Agreement of Distribution, dated Sept. 20, 1999.